Exhibit 99.3

REGAL REXNORD CORPORATION

OFFER TO EXCHANGE

$1,100,000,000 aggregate principal amount of its 6.050% Senior Notes due 2026 (the “New 2026 Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) for any and all of its outstanding 6.050% Senior Notes due 2026 (CUSIPs 758750AC7 and U7584RAA4) (the “Old 2026 Notes”)

$1,250,000,000 aggregate principal amount of its 6.050% Senior Notes due 2028 that have been registered under the Securities Act (the “New 2028 Notes”) for any and all of its outstanding 6.050% Senior Notes due 2028 (CUSIPs 758750AD5 and U7584RAB2) (the “Old 2028 Notes”)

$1,100,000,000 aggregate principal amount of its 6.300% Senior Notes due 2030 that have been registered under the Securities Act (the “New 2030 Notes”) for any and all of its outstanding 6.300% Senior Notes due 2030 (CUSIPs 758750AE3 and U7584RAC0) (the “Old 2030 Notes”)

$1,250,000,000 aggregate principal amount of its 6.400% Senior Notes due 2033 that have been registered under the Securities Act (the “New 2033 Notes” and, together with the New 2026 Notes, the New 2028 Notes and the New 2030 Notes, the “New Notes”) for any and all of its outstanding 6.400% Senior Notes due 2033 (CUSIPs 758750AF0 and U7584RAD8) (the “Old 2033 Notes” and, together with the Old 2026 Notes, the Old 2028 Notes and the Old 2030 Notes, the “Old Notes”)

Pursuant to Prospectus dated             , 2024

, 2024

To our Clients:

Enclosed for your consideration is a prospectus dated , 2024 (the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) of Regal Rexnord Corporation, a Wisconsin corporation (the “Company”), to exchange up to $1,100,000,000 aggregate principal amount of 6.050% Senior Notes due 2026 (CUSIPs 758750AC7 and U7584RAA4), $1,250,000,000 aggregate principal amount of 6.050% Senior Notes due 2028 (CUSIPs 758750AD5 and U7584RAB2), $1,100,000,000 aggregate principal amount of 6.300% Senior Notes due 2030 (CUSIPs 758750AE3 and U7584RAC0) and $1,250,000,000 aggregate principal amount of 6.400% Senior Notes due 2033 (CUSIPs 758750AF0 and U7584RAD8), which have been registered under the Securities Act of 1933, as amended, in each case in exchange for a like aggregate principal amount of Old Notes of the corresponding series upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated January 24, 2023, among the Company, the guarantors named therein and the representative of the initial purchasers of the Old Notes referred to therein. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus and the Letter of Transmittal.

This material is being forwarded to you as the beneficial owner of the Old Notes carried by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and subject to conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on 2024, unless extended by the Company (the “Expiration Date”). Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn (subject to compliance with the procedures set forth in the Prospectus and the Letter of Transmittal) no later than 5:00 p.m., New York City time, on the Expiration Date.

Your attention is directed to the following:

1.	The Exchange Offer is for any and all Old Notes.

2.	The Exchange Offer is not subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the staff of the Securities and Exchange Commission.

3.	Any transfer taxes incident to the transfer of Old Notes from the holder to the Company pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 5 of the Letter of Transmittal.

4.	The Exchange Offer expires at 5:00 p.m., New York City time, on , 2024, unless extended by the Company.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on page 2 of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

Please carefully read the Prospectus, the Letter of Transmittal and any other materials that accompany this letter.

INSTRUCTIONS WITH RESPECT
TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and Letter of Transmittal relating to the Exchange Offer made by the Company with respect to the Old Notes.

By completing, executing and delivering these instructions, the undersigned hereby represent(s), warrant(s) and agree(s), for your benefit and the benefit of the Company, that the undersigned has (have) full right, power and authority to tender, sell, assign and transfer all right, title and interest in and to the Old Notes and to acquire the New Notes issuable upon the exchange of such Old Notes, and that, if and when such Old Notes are validly tendered and accepted by the Company for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

By completing, executing and delivering these instructions, the undersigned hereby instruct(s) you (check appropriate box):

☐	To TENDER, on the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal, Old Notes held by you for the account of the undersigned in the principal amount indicated below (by completing, executing and delivering these instructions, the undersigned agree(s) that, if the foregoing box is checked but the dollar amount below is left blank, it means that the undersigned is (are) tendering all of the Old Notes held by you for the account of the undersigned):

CHECK ONE:

☐ 6.050% Senior Notes due 2026 (CUSIPs 758750AC7 and U7584RAA4)

☐ 6.050% Senior Notes due 2028 (CUSIPs 758750AD5 and U7584RAB2)

☐ 6.300% Senior Notes due 2030 (CUSIPs 758750AE3 and U7584RAC0)

☐ 6.400% Senior Notes due 2033 (CUSIPs 758750AF0 and U7584RAD8)

$                                                                                                                    of Old Notes

☐	NOT to TENDER any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it means that the undersigned authorize(s) you to make, on behalf of the undersigned (and, by completing, signing and delivering these instructions, the undersigned hereby make(s) to you and for the benefit of the Company), the acknowledgements, representations, warranties and agreements contained in the Letter of Transmittal that are to be made by or with respect to the undersigned as beneficial owner(s) of Old Notes.

The undersigned acknowledge(s) and agree(s) that none of the Old Notes held by you for the account of the undersigned will be tendered unless you receive these written instructions from the undersigned to do so.

PLEASE SIGN HERE

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